Exhibit 99.1

Aspen Aerogels, Inc. Reports Second Quarter 2021 Financial Results and Recent Business Developments

NORTHBOROUGH, Mass., July 29, 2021 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen”) today announced financial results for the second quarter and first half of 2021, which ended June 30, 2021, and discussed recent business developments.

Total revenue for the second quarter was $31.7 million compared to $24.6 million in the second quarter last year. Second quarter net loss was $6.7 million compared to a net loss of $5.7 million in the second quarter of 2020. Net loss per share for the second quarter was $0.23 compared to $0.21 in the second quarter last year.

Total revenue for the first half of 2021 was $59.8 million compared to $53.1 million in the first half last year. Net loss for the first half of 2021 was $12.9 million compared to a net loss of $8.9 million in the first half of 2020. Net loss per share for the first half the year was $0.46 in 2021 and $0.34 in 2020.

Adjusted EBITDA for the second quarter was $(3.4) million compared to $(2.1) million in the second quarter of 2020. Adjusted EBITDA for the first half was $(6.0) million compared to $(1.6) million in the first half of 2020. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter Highlights and Recent Business Developments

•	Total revenue grew 29% to $31.7 million
•	Gross profit grew 61% year-over-year to $4.6 million
•	Won additional PyroThinTM scope with existing U.S. automotive customer
•	Closed $75.0 million private placement with Koch Strategic Platforms
•	Ended second quarter with cash of $102.3 million

“Second quarter revenue growth of 29% was driven by the beginning phase of the post-COVID recovery in our maintenance related business in the global petrochemical and refinery markets, solid growth in our European green building business and continued shipments to the Arctic LNG project. As a result of this strong growth, we experienced improvement in gross profit and gross margin versus the second quarter of 2020. During the quarter, we also increased investment in personnel, infrastructure and related activities to support our PyroThinTM thermal barrier and battery materials businesses. These planned investments contributed to a decrease in Adjusted EBITDA and an increase in net loss versus 2020,” stated Don Young, President and CEO of Aspen.

“We continue to make strong progress in developing our PyroThinTM thermal barrier business. During the second quarter, we won additional scope for PyroThinTM thermal barriers in the battery platform of our major U.S. automotive customer. Based on this customer’s forecasts, we project that the cumulative revenue potential through 2030 from this customer has grown by 30% to $1.3 billion. In addition, we are on the cusp of an important design win with a leading Asian automotive OEM.,” continued Mr. Young. “We are focused on securing additional design wins for PyroThinTM thermal barriers as we strive to become the EV industry standard for the management of thermal runaway.”

“In addition, Aspen Battery Materials (ABM) is deploying a three-pronged strategy to develop and commercialize our carbon aerogel battery materials. First, ABM is ramping capacity to meet 2021 demand from prospective battery and EV development partners for evaluation samples of our silicon-rich anode materials. Second, ABM is exploring the use of our patented carbon aerogels as a host scaffolding for the silicon programs of other companies. And, third, ABM has expanded the scope of its efforts with two prospective customers to include the exploration of the use of our carbon nanomaterials in solid state battery applications,” said Mr. Young.

"On June 30, 2021, we successfully closed our $75.0 million private placement with an affiliate of Koch Strategic Platforms (KSP). With KSP’s investment, we now have the financial resources to demonstrate to prospective EV manufacturers that Aspen will be an outstanding long-term partner and supplier. These funds will also allow us to remain aggressive in making strategic investments including the construction of a second manufacturing facility. We are currently completing site selection, engaged in facility design and engineering and are preparing to purchase long lead-time equipment and initiate construction of the plant,” concluded Mr. Young.

2021 Financial Outlook

Aspen updates its 2021 full year outlook as follows:

•	Total revenue is expected to range between $110.0 million and $118.0 million
•	Net loss is expected to range between $28.9 million and $31.7 million
•	Adjusted EBITDA is expected to range between $(14.7) million and $(17.5) million
•	Net loss per share is expected to range between $0.94 and $1.04

Our 2021 outlook assumes depreciation and amortization of $9.0 million, stock-based compensation expense of $5.0 million, interest expense of $0.2 million, and weighted average shares outstanding of 30.6 million for the full year.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for the 2021 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2021, including those related to the planned capacity expansion and strategic investment program, that could cause actual results to vary materially from this outlook.

Conference Call Notification

A conference call with Aspen management to discuss second quarter and first half 2021 results and recent business developments will be held at 5:00 pm ET on July 29, 2021. During the call, management will respond to questions concerning, but not limited to, Aspen’s financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of Aspen’s website, www.aerogel.com. In addition, shareholders and other interested parties may call 844-200-6205 (toll free, U.S. & Canada only) or +1 646-904-5544 (international) and reference passcode “494521” to participate in the conference call.

Following the live event, an archived version of the webcast will be available on Aspen’s website for convenient on-demand replay for at least a year. A copy of this press release is posted in the Investors section on Aspen’s website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen’s core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen’s annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen’s ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen’s GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen’s financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability. The company’s aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen’s PyroThinTM products enable solutions to thermal runaway challenges within the electric vehicle market. The company’s carbon aerogel program seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of electric vehicles. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency and fire safety. The company’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s strategy is to partner with world-class industry leaders to leverage its aerogel technology platform into additional high-value markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facility. For more information, please visit www.aerogel.com

Investor Relations Contact

John F. Fairbanks

Chief Financial Officer

Phone: (508) 691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s 2021 financial outlook. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s 2021 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s expectations about revenue, costs, expenses, profitability, gross profit, gross margin, net loss, Adjusted EBITDA and related decreases, improvements, timing, variability or trends; beliefs about the general strength, weakness or health of Aspen’s business; beliefs about current or future trends in the energy, energy infrastructure, petrochemical and refinery, LNG, green building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen’s business; beliefs about the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen’s business; beliefs about the COVID-19 pandemic and its impact on Aspen’s operating performance; beliefs about Aspen’s strategic initiatives and implementation; beliefs about Aspen’s investments in the electric vehicle market and aerogel technology platform; beliefs about the potential to develop new, high-value market opportunities from Aspen’s aerogel technology platform; beliefs about the commercial potential of new aerogel products, technologies, businesses and partnerships; beliefs about the role of Aspen’s technology and opportunities in the electric vehicle market; beliefs about Aspen’s ability to provide and deliver products and services to electric vehicle customers; beliefs about revenue, costs, expenses, profitability, investments or cash flow associated with Aspen’s electric vehicle opportunities, including the EV thermal barrier business; beliefs about the performance of PyroThinTM including its ability to mitigate the propagation of thermal runaway in electric vehicles; beliefs about Aspen’s ability to expand the market for PyroThinTM, to achieve design wins, including with the major Asian automotive OEM, and to become the industry standard solution for thermal runaway management; beliefs about Aspen’s ability to develop and commercialize carbon aerogel battery materials in the lithium-ion or solid state battery markets; beliefs about Aspen’s automated thermal barrier fabrication capability; beliefs about the Aspen’s need to expand silica aerogel blanket manufacturing capacity including the timing, size, cost and location of any such expansion; beliefs about the construction of Aspen’s Advanced Thermal Barrier Center; beliefs about the expansion of Aspen’s battery materials facilities or carbon aerogel capacity; beliefs about the sufficiency of Aspen’s financial resources and liquidity; beliefs about Aspen’s private placement with Koch Strategic Platforms and any associated use of proceeds; beliefs about Aspen’s ability to raise the capital required to fund expansions of manufacturing capacity; beliefs about Aspen’s ability to execute its strategy; future operating performance on an annual or other basis; and accounting and other assumptions involved in arriving at the expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: an inability to create new product, partnership and market opportunities; any sustained downturn in the energy industry or energy prices; any sustained downturn in the energy, energy infrastructure, petrochemical and refinery, LNG, green building materials, EV thermal barrier, EV battery materials or other markets due to the coronavirus pandemic, COVID-19 or any other factor; any failure to sustain project-based demand in the subsea, LNG, on-shore or other markets; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; any failure of Aspen or PyroThinTM to meet contractual specifications and requirements under contracts with EV thermal barrier customers; Aspen’s inability to create new product, customer or market opportunities, including for PyroThinTM , battery materials or for other new products developed from Aspen’s aerogel technology; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located, including due to the coronavirus pandemic, COVID-19 or any other factor, any inability to expand manufacturing capacity in a second manufacturing facility or to establish an automated thermal barrier fabrication operation; the failure to receive all regulatory or other approvals required to operate, maintain or expand Aspen’s facilities; any failure of demand for Aspen’s products; any failure to achieve expected price increases or average selling prices for Aspen’s products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; shortages of raw materials, utilities or any other manufacturing consumable due to the coronavirus pandemic, COVID-19 or any other factor; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen’s strategy; the failure of Aspen’s products to become widely adopted; the competition Aspen faces in its business; any failure to enforce any of Aspen’s patents; any failure to protect or expand Aspen’s aerogel technology platform; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen’s new business, technology, patent enforcement, or patent defense strategy; any failure of Aspen’s products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the Securities and Exchange Commission (“SEC”) on March 12, 2021, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$102,257	$16,496
Accounts receivable, net	19,366	15,698
Inventories	9,438	13,099
Prepaid expenses and other current assets	2,071	1,830
Total current assets	133,132	47,123
Property, plant and equipment, net	46,085	46,739
Operating lease right-of-use assets	11,990	3,478
Other long-term assets	1,017	84
Total assets	$192,224	$97,424
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,522	$5,351
Accrued expenses	6,967	3,884
Current portion of long-term debt	3,675	1,609
Current portion of prepayment liability	4,530	—
Deferred revenue	1,870	2,037
Operating lease liabilities	1,596	1,046
Total current liabilities	28,160	13,927
Prepayment liability	5,000	9,555
Long-term debt	—	2,059
Operating lease liabilities long-term	11,482	3,597
Other long-term liabilities	434	434
Total liabilities	45,076	29,572
Stockholders’ equity:
Total stockholders’ equity	147,148	67,852
Total liabilities and stockholders’ equity	$192,224	$97,424

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue:
Product	$31,490	$24,526	$59,546	$52,833
Research services	180	115	$221	227
Total revenue	31,670	24,641	59,767	53,060
Cost of revenue:
Product	27,051	21,761	51,180	44,160
Research services	39	29	51	69
Gross profit	4,580	2,851	8,536	8,831
Operating expenses:
Research and development	2,609	2,121	5,051	4,348
Sales and marketing	3,568	2,972	6,869	6,296
General and administrative	5,017	3,406	9,405	6,921
Total operating expenses	11,194	8,499	21,325	17,565
Loss from operations	(6,614)	(5,648)	(12,789)	(8,734)
Interest expense, net	(55)	(50)	(130)	(133)
Total interest expense, net	(55)	(50)	(130)	(133)
Net loss	$(6,669)	$(5,698)	$(12,919)	$(8,867)
Net loss per share:
Basic and diluted	(0.23)	(0.21)	(0.46)	(0.34)
Weighted-average common shares outstanding:
Basic and diluted	28,501,044	26,521,861	28,243,687	25,858,076

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(In thousands)

Product shipments in square feet	9,870	7,317	18,514	15,842

Reconciliation of Non-GAAP Financial Measures

The following tables presents a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and six months ended June 30, 2021 and 2020:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(In thousands)
Net loss	$(6,669)	$(5,698)	$(12,919)	$(8,867)
Depreciation and amortization	2,104	2,562	4,742	5,125
Stock-based compensation	1,070	1,007	2,046	1,999
Interest expense, net	55	50	130	133
Adjusted EBITDA	$(3,440)	$(2,079)	$(6,001)	$(1,610)

For the 2021 full year financial outlook:

	Year Ending
	December 31, 2021
	Low	High
	(In thousands)
Net loss	$(31,700)	$(28,900)
Depreciation and amortization	9,000	9,000
Stock-based compensation	5,000	5,000
Interest expense, net	200	200
Adjusted EBITDA	$(17,500)	$(14,700)